                                                                    Exhibit 99.1

Contact:
John G. Nesbett/David K. Waldman                         The Quigley Corporation
Lippert Heilshorn & Associates                           Shareholder Relations
(212) 838-3777                                           (215) 880-1111
dwaldman@lhai.com

                 THE QUIGLEY CORPORATION REPORTS 38.6% INCREASE
                        IN REVENUE FOR THE SECOND QUARTER

DOYLESTOWN,  PA. - July 24, 2003 - The Quigley Corporation (Nasdaq:  QGLY) today reported  revenue of $7.0  million for the quarter  ended June 30, 2003, a 38.6%
increase  over the $5.1 million  reported  for the same period in 2002.  For the first six months of 2003,  revenue was $15.2 million,  a 49.2% increase over the
$10.2 million in the first six months of 2002.

The  increase  in the 2003  revenue  for the  second  quarter  reflects  a 38.2%
increase in the company's  Health and Wellness  segment and a 40.2%  increase in the Cold Remedy  segment.  The  increase in the 2003  revenue for the six months reflects a 64.8%  increase in the  company's  Health and Wellness  segment and a
23.8%  increase in the Cold Remedy  segment.  The Company's  Health and Wellness revenues have increased as its distribution  continues to expand and Cold Remedy revenues  have  increased  from the  benefits  of  continued  ongoing  strategic advertising and marketing initiatives.

Guy J. Quigley,  Chairman,  President and Chief Executive  Officer stated,  "Our results for the  quarter  reflect  continued  growth in both our Cold Remedy and
Health and Wellness  segments.  Furthermore,  we continue to invest prudently in the Ethical Pharmaceutical segment. During the quarter we announced results from our Phase II proof of concept  study for QR-333,  our  patented  formula for the topical treatment of diabetic  peripheral  neuropathy.  In this study,  subjects using this formulation had 67% of their symptoms improve,  suggesting  efficacy.
According  to the  National  Institute  of  Diabetes  and  Digestive  and Kidney
Diseases (NIDDK) diabetic peripheral neuropathy afflicts  approximately 60 to 70 percent of the 15.7 million people in the United States with diabetes."

Loss from continuing  operations for the second quarter of 2003 was $1.1 million or ($0.09) per share,  compared  to a loss from  continuing  operations  of $1.3 million,  or ($0.12) per share,  for the same period last year. Net loss for the second  quarter  ended June 30,  2003 was $1.1  million  or  ($0.09)  per share, compared to a net loss of $1.4 million, or ($0.13) per share, in 2002.

Loss  from  continuing  operations  for the  first  six  months of 2003 was $2.0 million, or ($0.17) per share,  compared to a loss from continuing operations of
$3.1 million,  or ($0.28) per share, for the same period last year. Net loss for the first six months of 2003 was $2.0 million, or ($0.17) per share, compared to a net loss of $3.2 million or ($0.29) per share in 2002.

                                     (more)

Loss from  continuing  operations  for the quarter and six months ended June 30,
2003 decreased, as compared with 2002, because consolidated revenues contributed comparable increases in gross profits,  which were partially offset by increases in marketing, administrative, and research and development costs.

No tax  benefits to reduce  losses are  provided  for the quarter and six months ended  June 30,  2003 and 2002,  since the  Company is in a net  operating  loss carry-forward  position,  which  began in the fourth  quarter of 1999,  from the cumulative effect of deductions attributed to options, warrants and unrestricted stock from previous years' taxable income.

In January 2003,  the Company  completed the sale of its 60% equity  interest in
Caribbean  Pacific  Natural  Products,   Inc.  to  Suncoast  Naturals,  Inc.  by
exchanging its 60% controlling  interest in Caribbean  Pacific Natural Products,
Inc.  for  750,000  Shares of  Common  Stock and  100,000  Shares of  Redeemable
Preferred  Stock of  Suncoast  Naturals,  Inc.  The  results  of  operations  of
Caribbean  Pacific  Natural   Products,   Inc.  are  reflected  as  discontinued
operations  of the company for the periods  presented.  Net loss for the quarter and six months ended June 30, 2003 includes zero and $54,000,  respectively  and net loss for the quarter and six months  ended June 30, 2002  includes  $116,000 and $81,000,  respectively  associated with discontinued operations of Caribbean
Pacific Natural Products, Inc.

No claims  are being made for the  potential  medicine  discussed  in this press release  to be  safe,  effective,  or  approved  by the  Federal  Food  and Drug
Administration (FDA).

The Quigley Corporation (Nasdaq:  QGLY,  http://www.Quigleyco.com)  is a leading developer and marketer of diversified health products including the Cold-Eeze(R)
family of patented zinc gluconate glycine  (ZIGG(TM))  lozenges,  gums and sugar
free  tablets.   Cold-Eeze  is  the  only  (ZIGG(TM))   lozenge  proven  in  two
double-blind  studies to reduce the  duration of the common cold from 7.6 to 4.4 days or by 42%. In addition to Over-The-Counter  (OTC) products, the company has formed  Quigley  Pharma  Inc.  (http://www.QuigleyPharma.com  ), a wholly  owned ethical  pharmaceutical  subsidiary,  to  introduce a line of  naturally-derived patented prescription drugs. The Quigley Corporation's customers include leading national  wholesalers and  distributors,  as well as independent and chain food, drug and mass merchandise stores and pharmacies.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities  Litigation Reform Act of 1995 and involve known and  unknown  risk,  uncertainties  and other  factors  that may cause the company's actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statement.  Factors that impact such forward-looking  statements include,  among others,  changes in worldwide general economic  conditions,  changes in interest rates, government regulations, and worldwide competition.

                                 (Tables Follow)

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CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

The following  represents  condensed  financial data (in thousands)  except loss from continuing operations per share and diluted net loss per share and weighted average shares outstanding for the periods presented:

                                                        Three-Months   Three-Months     Six-Months      Six-Months
                                                           Ended          Ended           Ended           Ended
                                                       June 30, 2003  June 30, 2002   June 30, 2003   June 30, 2002
                                                       -------------  -------------   -------------   -------------

Sales:
   Sales                                                    7,189          5,197         15,777         10,446
   Co-operative advertising promotions                        184            143            581            408
Net Sales                                                   7,005          5,054         15,196         10,038
Licensing fees                                               --             --             --              149
Gross profit                                                2,766          1,628          6,460          4,066
Sales & marketing expenses                                816            643          2,343          1,730
Administrative expenses                                     2,312          1,736          4,754          4,251
Research & development                                    722            621          1,369          1,231

Income taxes (Benefit)                                       --             --             --             --
Loss from:
    Continuing operations                                  (1,055)        (1,334)        (1,947)        (3,070)
    Discontinued operations                                  --             (116)           (54)           (81)
Net loss                                                   (1,055)        (1,450)        (2,001)        (3,151)

Diluted income (loss) per share:
   Continuing operations                              ($     0.09)   ($     0.12)   ($     0.17)   ($     0.28)
   Discontinued operations                                   --      ($     0.01)          --      ($     0.01)
   Net loss                                           ($     0.09)   ($     0.13)   ($     0.17)   ($     0.29)
Diluted weighted average common shares outstanding:    11,459,950     10,964,597     11,458,284     10,823,291

Consolidated Balance Sheets (Unaudited)
---------------------------------------

The following  represents  condensed  financial  data (in thousands) at June 30,
2003 and December 31, 2002:

                                                        2003            2002

                                                         ($)             ($)
                                                     -----------     ----------

               Cash & cash equivalents             12,385         12,897
               Accounts receivable, net                 1,800          4,188
               Inventory                                4,546          4,527
               Total current assets                    19,525         22,476
               Total assets                            21,870         24,935
               Total current liabilities                5,433          6,512
               Total stockholders' equity              16,437         18,423

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